Exhibit 5.1

Brent D. Fassett

(720) 566-4025

fassettbd@cooley.com

July 20, 2009

Allos Therapeutics, Inc.

11080 CirclePoint Road

Suite 200

Westminster, CO  80020

Ladies and Gentlemen:

We have acted as counsel to Allos Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration of the offer and sale by the Company of:

•              shares of common stock, $0.001 par value per share, of the Company (the “Company Common Stock”), and associated rights to purchase Series A Junior Participating Preferred Stock (the “Rights”) to be issued pursuant to that certain Rights Agreement, dated as of May 6, 2003, by and between the Company and Mellon Investor Services LLC, as amended on March 4, 2005, January 29, 2007 and July 17, 2009 (such Rights Agreement, as amended, the “Rights Agreement”);

•              shares of preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock”);

•              depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Depositary Receipts”) representing fractional shares of Preferred Stock, which may be issued under a deposit agreement, to be dated on or about the date of the first issuance of Depositary Shares thereunder, between the Company and a depositary to be selected by the Company, the form of which will be filed as Exhibit 4.9 to the Registration Statement;

•              senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.10 to the Registration Statement (the “Senior Indenture”);

•              subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and between the Trustee and the Company, in the form filed as Exhibit 4.11 to the Registration Statement (the “Subordinated Indenture”);

•              warrants to purchase Company Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the

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date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms filed as Exhibits 4.14, 4.15, 4.16 and 4.17 to the Registration Statement (each, a “Warrant Agreement”); and

•              units comprised of one or more Debt Securities, shares of Company Common Stock, shares of Preferred Stock, Depositary Shares and Warrants, in any combination (the “Units”).

The Registration Statement, including the Prospectus, as the same may be supplemented from time to time by one or more Prospectus Supplements, will also provide for the registration of the offer and sale by the Selling Stockholder listed in the Prospectus of up to 26,124,430 shares of common stock, par value $0.001 per share, of the Company (the “Resale Common Stock”) and the associated Rights.

The Company Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities.” The Securities and the Resale Common Stock are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered for sale by the Company will be $150,000,000.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. With respect to our opinion as to the Company Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of common stock of the Company are authorized and available for issuance and that the consideration for the issuance and sale of the Company Common Stock (or Preferred Stock or Debt Securities convertible into Company Common Stock or Warrants exercisable for Company Common Stock) is in an amount that is not less than the par value of the Company Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Preferred Stock or Debt Securities convertible into Preferred Stock or Warrants exercisable for Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock.  With respect to our opinion as to the Depositary Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock to be represented by the Depositary Shares are authorized, designated and available for issuance and that the consideration for the issuance and sale of such Depositary Shares is in an amount that is not less than the par value of the Preferred Stock represented by the Depositary Shares.  We have also assumed that any Depositary Receipts and Warrants offered under the Registration Statement, and the related deposit agreement and Warrant Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that (i) with respect to Securities being issued upon conversion of any convertible Preferred Stock or convertible Depositary Shares, the applicable convertible Preferred Stock or convertible Depositary

Shares will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

This opinion also assumes, with your consent, that the Board of Directors of the Company has acted in accordance with its fiduciary duties in adopting the Rights Agreement, and does not address whether the Board of Directors of the Company may be required to redeem or terminate, or take other action with respect to, the Rights in the future based on the facts and circumstances then existing.  Moreover, this opinion addresses corporate procedures in connection with the issuance of the Rights associated with the Company Common Stock and the Resale Common Stock, and not any particular provision of the Rights or the Rights Agreement.  It should be understood that it is not settled whether the invalidity of any particular provision of a rights agreement or rights issued thereunder would invalidate such rights in their entirety.

Our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law and, as to the Debt Securities and Warrants constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.             With respect to the Company Common Stock offered under the Registration Statement and the associated Rights, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Company Common Stock and the associated Rights has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Company Common Stock and the associated Rights do not violate any applicable law, are in conformity with the Company’s then operative Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Amended and Restated Bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Company Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor; then the Company Common Stock and associated Rights, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, and the Company Common Stock will be fully paid and nonassessable.

2.             With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor; then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.

3.             With respect to any Depositary Shares offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Depositary Shares have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the Depositary Shares and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Depositary Receipts evidencing the Depositary Shares have been duly executed by the Company, countersigned by the depositary therefor in accordance with the applicable deposit agreement and duly delivered to the purchasers thereof against payment therefor; then the Depositary Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.

4.             With respect to any series of the Debt Securities issued under the Senior Indenture or the Subordinated Indenture, as applicable, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Senior Indenture or the Subordinated Indenture, as applicable, has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Senior Indenture or the Subordinated Indenture, as applicable, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or the

Subordinated Indenture, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Senior Indenture or the Subordinated Indenture, as applicable, and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

5.             With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

6.             The Resale Common Stock and associated Rights are validly issued, and the Resale Common Stock is fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus that forms part of the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

COOLEY GODWARD KRONISH LLP

By:	/s/ Brent D. Fassett
Brent D. Fassett, Partner